UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2012 (July 9, 2012)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

(Address of principal executive

offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 12, 2012, Quality Distribution, Inc. (the “Company”) entered into an Agreement of Separation and General Release (the “Separation Agreement”) with Jonathan C. Gold providing for Mr. Gold’s cessation of service as Senior Vice President, General Counsel and Corporate Secretary of the Company. Effective July 9, 2012, John T. Wilson became the Company’s Senior Vice President, General Counsel and Corporate Secretary.

Under the Separation Agreement, Mr. Gold will serve as an employee of the Company through August 3, 2012. During this period, Mr. Gold will continue to receive his current salary and benefits. Pursuant to the Separation Agreement, Mr. Gold is entitled to receive severance pay and benefits under his Employment Agreement dated April 2007, as subsequently amended on January 29, 2010 (the “Employment Agreement”), comprised of an amount equal to his annual cash bonus at target prorated through August 3, 2012, or approximately $39,000, paid at the same time as annual cash bonuses are normally paid, amounts aggregating $220,000, equivalent to a year’s salary, payable in accordance with the normal payroll cycles of the Company for 12 months, amounts equal to his cash bonus at target for the 12-month period, or $66,000, paid at the same times as annual cash bonuses are normally paid, and continuing coverage under the Company’s health plan for 12 months. All 6,250 stock options and all 2,500 shares of restricted stock owned by Mr. Gold that were scheduled to vest on November 4, 2012 will continue to vest notwithstanding the cessation of his employment. Mr. Gold will retain the right to exercise all vested options until December 31, 2012, or until June 30, 2013 if Mr. Gold dies, becomes disabled or obtains material non-public information while providing the consulting services described below. All other unvested options and restricted shares are forfeit upon the cessation of Mr. Gold’s employment.

Under the Separation Agreement Mr. Gold has agreed to perform certain consulting services at the request of the Company for up to seven days during the 12 months beginning August 4, 2012 for $2,000 per day plus reasonable travel expenses. Under the Separation Agreement, Mr. Gold has granted the Company a general release of all claims. Mr. Gold’s existing agreements with the Company include certain restrictions on the disclosure of confidential information by Mr. Gold, and prohibit Mr. Gold from competing with the Company or from soliciting its customers or employees for a period of 12 months following the cessation of his employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

Dated: July 12, 2012	By:	/s/ Joseph J. Troy
	Name:	Joseph J. Troy
	Title:	Executive Vice President and Chief Financial Officer